UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012 (August 10, 2012)

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the applicable documents described below. The discussion is qualified in its entirety by the full text of the respective transaction documents attached to this Current Report on Form 8-K as exhibits 10.1 through 10.5.

Series I Warrant Repricing

Prior to the execution of the Purchase Agreement described below, the Company’s Board of Directors authorized an exercise price change of the Company’s Series I warrants to $0.60 per warrant share. The Series I warrants were originally issued in conjunction with the Company’s public offering in May 2011and initially had an exercise price of $3.50 per warrant share and expire in May 2016. The Series I warrants are subject to a negative covenant agreement dated May 19, 2011, which provides that, with limited exceptions, that issuances of the Company’s Common Stock or Common Stock equivalents are prohibited if they are deemed issued for a price less than the exercise price of the Series I warrants. The price change to $0.60 is effective immediately and the change affects all 4,943,557 Series I warrants outstanding. Assuming full exercise of all Series I warrants outstanding, the Company will receive cash proceeds of $2,966,134 under the revised pricing as compared to $17,302,450 under the original pricing.

Note and Security Agreement

On August 10, 2012, T3 Motion, Inc. (the “Company”) entered into a second Securities Purchase Agreement (the “Purchase Agreement”) with JMJ Financial (“JMJ”). In connection with the Purchase Agreement, the Company and JMJ also entered into a Secured Convertible Promissory Note (the “Note”), a Security Agreement, a Common Stock Purchase Warrant (the “Warrant”) and a Representations and Warranties Agreement. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, JMJ provided a senior secured bridge loan to the Company in the aggregate principal amount of up to $1,000,000 (the “Loan”). The initial amount of principal owed under the Note is $525,000. This initial principal amount is comprised of (i) $250,000 in net proceeds delivered to the Company on August 10, 2012 and (ii) the conversion of amounts owed under a previously outstanding note in the amount of $275,000. Pursuant to the terms of the Security Agreement, the Loan is secured by all assets of the Company. The Note is due the earlier of December 31, 2012 or upon the successful raise of at least $3,000,000 of invested capital and bears interest at a 10% annual rate with a guaranteed minimum interest rate of 3% for funds advanced. In addition, the Company will pay an origination fee of $26,250 payable in 43,750 shares of restricted Company Common Stock. Additional draws of up to $475,000 are available under the Note at the discretion of JMJ. Principal and interest under the Note are convertible into Company Common Stock at the election of the holder of the Note, and for the initial $525,000 draw, the conversion price is $1.31 per share of the Company’s common stock. The conversion prices for any future principal draws are subject to change and limitations based on future market conditions.

2

Under the terms of the Warrant, the Company is obligated to issue 550,000 shares of Common Stock upon the exercise of the Warrant (at a per share exercise price of $0.60 per share). The Warrant has an expiration date of four years after issuance. The Company will be obligated to issue additional warrants under the Loan in the event that the holder of the Note invests additional principal into the Company. These additional warrants will be issued at a rate of one warrant share for each $1.00 of additional principal advanced to the Company.

Copies of the Note, the Purchase Agreement, Security Agreement, the Warrant and the Representations and Warranties Agreement are filed as Exhibits 10.1 through 10.5 respectively, to this Form 8-K and are incorporated herein by reference. The descriptions of the material terms of such agreements are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation

As described more fully under Item 1.01, pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, JMJ provided a senior secured bridge loan facility to the Company on August 10, 2012 in the amount of up to $1,000,000, of which an initial draw of $525,000 was outstanding on August 10, 2012.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 13, 2012, the Company issued a press release announcing its receipt from the NYSE MKT of notice of approval of the Company’s plan which had been submitted on July 2, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

On June 1, 2012, the Company received notice from NYSE MKT, LLC (the “Exchange”) staff indicating that the Company is below certain of the Exchange’s continuing listing standards due to sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature, as set forth in Section 1003(a)(iv) of the NYSE AMEX Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on July 2, 2012, presented its plan to the Exchange. On August 10, 2012, the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension until November 20, 2012 to regain compliance with the continued listing standards. The Company will be subject to periodic review by Exchange staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

3

Item 8.01 Other Events.

On August 13, 2012, we issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement and the approval of the NYSE MKT Plan. The press release is annexed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description

10.1	Secured Convertible Promissory Note, by and between the Company and JMJ Financial, dated August 10, 2012.

10.2	Securities Purchase Agreement, by and between the Company and JMJ Financial, dated August 10, 2012.

10.3	Security Agreement, by and between the Company and JMJ Financial, dated August 10, 2012.

10.4	Common Stock Purchase Warrant, by and between the Company and JMJ Financial, dated August 10, 2012.

10.5	Representations and Warranties Agreement, by and between the Company and JMJ Financial, dated August 10, 2012.

99.1	Press Release dated August 13, 2012.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: August 13, 2012	By:	/s/ Domonic J. Carney
Name: Domonic J. Carney Title: Chief Financial Officer

5

EXHIBIT INDEX

No.	Description

10.1	Secured Convertible Promissory Note, by and between the Company and JMJ Financial, dated August 10, 2012.

10.2	Securities Purchase Agreement, by and between the Company and JMJ Financial, dated August 10, 2012.

10.3	Security Agreement, by and between the Company and JMJ Financial, dated August 10, 2012.

10.4	Common Stock Purchase Warrant, by and between the Company and JMJ Financial, dated August 10, 2012.

10.5	Representations and Warranties Agreement, by and between the Company and JMJ Financial, dated August 10, 2012.

99.1	Press Release dated August 13, 2012.

6